Exhibit 99.1

QXO Reports First Quarter 2025 Results
GREENWICH, Conn. — May 8, 2025 — QXO, Inc. (NYSE: QXO) today announced its financial results for the first quarter 2025. The company reported a loss of $(0.03) per basic and diluted share attributable to common shareholders.

FIRST QUARTER 2025 SUMMARY RESULTS

	Three Months Ended March 31,
(in thousands)	2025	2024	Change %
Revenue:
Software product, net	$3,517	$3,480	1.1%
Service and other, net	9,991	10,956	(8.8)%
Total revenue, net	$13,508	$14,436	(6.4)%

Net income	$8,755	$138	NM

Adjusted EBITDA¹	$(8,915)	$504	NM
NM - Not Meaningful
¹ See "Non-GAAP Financial Measures” section for additional information.

Brad Jacobs, chairman and chief executive officer of QXO, said, “With our $11 billion acquisition of Beacon completed, we’re off to a good start toward becoming the leading tech-enabled company in the $800 billion building products distribution industry. Now it’s time to apply our proven playbook to make an already great business even better.”

First Quarter Highlights

Total revenue for the quarter was $13.5 million, compared with $14.4 million for the same period in 2024. Software product revenue was $3.5 million, compared with $3.5 million for the same period in 2024. Service and other revenue was $10.0 million, compared with $11.0 million for the same period in 2024.

Net income, inclusive of $56.6 million interest income, was $8.8 million.

Adjusted EBITDA, a non-GAAP measure, was negative $8.9 million, compared with positive $0.5 million for the same period in 2024. The decline in Adjusted EBITDA relates to higher employee-related costs, reflecting the introduction of a new senior management team to execute QXO’s expansive growth plan.

About QXO
QXO is the largest publicly traded distributor of roofing, waterproofing and complementary building products in the United States. The company plans to become the tech-enabled leader in the $800 billion building products distribution industry and generate outsized value for shareholders. QXO is targeting $50 billion in annual revenues within the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.
Non-GAAP Financial Measures
As required by the rules of the SEC, we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release. QXO’s non-GAAP financial measure in this press release is adjusted EBITDA.
We believe that the above adjusted financial measure facilitates analysis of our ongoing business operations because it excludes items that may not be reflective of, or are unrelated to, QXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. Other companies may calculate this non-GAAP financial measure differently, and therefore our measure may not be comparable to similarly titled measures of other companies. This non-GAAP financial measure should only be used as a supplemental measure of our operating performance.
Adjusted EBITDA includes adjustments for share-based compensation, transaction, and severance costs as set forth in the attached reconciliation. Transaction adjustments are generally incremental costs that result from an actual or planned acquisition or divestiture and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Management uses this non-GAAP financial measure in making financial, operating and planning decisions and evaluating QXO’s ongoing performance.
We believe that adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss), and our other GAAP results.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:

•an inability to obtain the products we distribute resulting in lost revenues and reduced margins and damaging relationships with customers;
•a change in supplier pricing and demand adversely affecting our income and gross margins;
•a change in vendor rebates adversely affecting our income and gross margins;
•our inability to identify potential acquisition targets or successfully complete acquisitions on acceptable terms;
•risks related to maintaining our safety record;
•the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or dependence on general economic and political conditions, including inflation or deflation, interest rates, governmental subsidies or incentives, consumer confidence, labor and supply shortages, weather and commodity prices;
•the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;
•seasonality, weather-related conditions and natural disasters;
•risks related to the proper functioning of our information technology systems, including from cybersecurity threats;
•loss of key talent or our inability to attract and retain new qualified talent;
•risks related to work stoppages, union negotiations, labor disputes and other matters associated with our labor force or the labor force of our suppliers or customers;
•the risk that the anticipated benefits of our acquisition of Beacon Roofing Supply, Inc. (the “Beacon Acquisition”) or any future acquisition may not be fully realized or may take longer to realize than expected;
•the effect of the Beacon Acquisition or any future acquisition on our business relationships with employees, customers or suppliers, operating results and business generally;
•unexpected costs, charges or expenses resulting from the Beacon Acquisition or any future acquisition or difficulties in integrating and operating acquired companies;
•the risk that the Company is or becomes highly dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer and the possibility that the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;
•the possibility that the Company’s outstanding warrants and preferred stock may or may not be converted or exercised, and the economic impact on the Company and the holders of common stock of the Company that may result from either such exercise or conversion, including dilution, or the continuance of the preferred stock remaining outstanding, and the impact its terms, including its dividend, may have on the Company and the common stock of the Company;
•challenges raising additional equity or debt capital from public or private markets to pursue the Company’s business plan and the effects that raising such capital may have on the Company and its business;
•the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

•risks associated with periodic litigation, regulatory proceedings and enforcement actions, which may adversely affect the Company’s business and financial performance;
•the impact of legislative, regulatory, economic, competitive and technological changes;
•unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and
•other factors, including those set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. The company does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.
Media Contact:
Joe Checkler
joe.checkler@qxo.com
203-609-9650
Investor Contact:
Mark Manduca
mark.manduca@qxo.com
203-321-3889

QXO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)
	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$5,081,672	$5,068,504
Accounts receivable, net	3,237	2,736
Prepaid expenses and other current assets	19,135	18,339
Total current assets	5,104,044	5,089,579
Property and equipment, net	535	445
Operating lease right-of-use assets	212	259
Intangible assets, net	4,460	4,024
Goodwill	1,160	1,160
Deferred tax assets	2,603	2,603
Other non-current assets	182	192
Total assets	$5,113,196	$5,098,262
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,837	$6,194
Accrued expenses	43,947	35,692
Deferred revenue	3,498	2,900
Operating lease liabilities, current portion	182	188
Finance lease obligations, current portion	131	128
Total current liabilities	53,595	45,102
Finance lease obligations, net of current portion	156	190
Operating lease liabilities, net of current portion	31	71
Total liabilities	53,782	45,363

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized 10,000,000 shares, 1,000,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	498,621	498,621
Common stock, $0.00001 par value; authorized 2,000,000,000 shares, 409,430,195 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	4	4
Additional paid-in capital	4,580,763	4,560,503
Accumulated deficit	(19,974)	(6,229)
Total stockholders’ equity	5,059,414	5,052,899
Total liabilities and stockholders’ equity	$5,113,196	$5,098,262

QXO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Software product, net	$3,517	$3,480
Service and other, net	9,991	10,956
Total revenue, net	13,508	14,436
Cost of revenue:
Software product	2,215	2,199
Service and other	5,907	6,579
Total cost of revenue	8,122	8,778
Operating expenses:
Selling, general and administrative expenses	44,421	5,190
Depreciation and amortization expenses	251	240
Total operating expenses	44,672	5,430
(Loss) income from operations	(39,286)	228
Other income (expense), net:
Interest income (expense), net	56,553	(20)
Total other income (expense)	56,553	(20)
Income before taxes	17,267	208
Provision for income taxes	8,512	70
Net income	$8,755	$138
(Loss) earnings per common share – basic and diluted	$(0.03)	$0.21
Total weighted average common shares outstanding:
Basic	451,430	664
Diluted	451,430	664

QXO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$8,755	$138
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	—	70
Depreciation	56	67
Amortization of intangibles	222	209
Non-cash lease expense	47	81
Provision for expected losses	15	—
Share-based compensation	20,260	—
Changes in assets and liabilities:
Accounts receivable	(517)	307
Prepaid expenses and other current assets	(796)	(900)
Other assets	10	-
Accounts payable	(357)	310
Accrued expenses	8,258	(311)
Deferred revenue	598	475
Operating lease liabilities	(47)	(81)
Net cash provided by operating activities	36,504	365
Cash flows from investing activities:
Purchase of property and equipment	(146)	(61)
Purchase of intangibles	(659)	—
Net cash used in investing activities	(805)	(61)
Cash flows from financing activities:
Payment of preferred stock dividend	(22,500)	—
Payment of long-term debt	—	(120)
Payment of finance lease obligations	(31)	(49)
Net cash used in financing activities	(22,531)	(169)
Net increase in cash, cash equivalents and restricted cash	13,168	135
Cash, cash equivalents and restricted cash, beginning of period	5,072,004	6,143
Cash, cash equivalents and restricted cash, end of period	$5,085,172	$6,278
Cash paid during period for:
Interest	$6	$23
Income taxes	$—	$1

QXO, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in thousands)
(Unaudited)
	Three Months Ended
	March 31, 2025	March 31, 2024

Net income	$8,755	$138
Add (deduct):
Depreciation and amortization	278	276
Share-based compensation	20,260	—
Interest (income) expense	(56,553)	20
Provision for income taxes	8,512	70
Transaction costs	9,833	—
Adjusted EBITDA	$(8,915)	$504